UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 17, 2007, the Board of Directors of MSC.Software Corporation (the “Company”) approved the implementation of a cost reduction program that includes a reduction of its current workforce by approximately 85 employees and facility consolidations and overhead cost reductions. The cost reduction program was a result of a determination that the Company’s costs from its global operations needed to be reduced to align with its new enterprise sales strategy and is expected to be completed by the end of the second quarter. The Company currently estimates that the restructuring charges for these actions will be between $6 and $8 million. The charges for one-time severance and termination benefits will be approximately $5 million and the one time facility charges will be approximately $1.5 million. Substantially all of the severance and other restructuring charges for these actions will be taken in the first quarter of 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

	By:	/s/ John A. Mongelluzzo
Date: January 19, 2007		John A. Mongelluzzo
Executive Vice President, General Counsel and Secretary

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